UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 22, 2020

GYRODYNE, LLC

(Exact name of Registrant as Specified in its Charter)

New York	001-37547	46-3838291
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

ONE FLOWERFIELD

SUITE 24

ST. JAMES, NEW YORK 11780

(Address of principal executive

offices) (Zip Code)

(631) 584-5400

Registrant’s telephone number,

including area code

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Limited Liability Company Interests	GYRO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☑

Item 5.07     Submissions of Matters to a Vote of Security Holders

On July 22, 2020, Gyrodyne, LLC (the “Company”) held its 2020 annual meeting of shareholders (the “Annual Meeting”). The shareholders considered three proposals. Of the 1,482,680 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 1,252,648 shares, or 84.49% of the eligible common stock, were present either in person or represented by proxy. Set forth below are the results of the matters submitted for a vote at the Annual Meeting.

Proposal No. 1: Election of two (2) directors to serve for a term of three years, and until their respective successors shall have been duly elected and qualified. The votes were cast as follows:

DIRECTOR	FOR	WITHHOLD	BROKER NON-VOTE
Philip F. Palmedo	574,487	304,627	373,534
Nader G.M. Salour	576,698	302,416	373,534

Proposal No. 2: Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the definitive proxy statement. The votes were cast as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
518,375	357,021	718	376,534

Proposal No. 3: Ratification of the engagement of Baker Tilly Virchow Krause, LLP as independent public accounting firm for the 2020 fiscal year. The votes were cast as follows:

FOR	AGAINST	ABSTAIN
1,053,573	198,126	949

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE, LLC

Dated: July 30, 2020	By:	/s/ Gary Fitlin
Gary Fitlin
President and Chief Executive Officer